Exhibit 10.3

AMENDED AND RESTATED REFORMATION INC.
2019 STOCK OPTION PLAN

(Formerly REF Topco, Inc. 2019 Stock Option Plan)

Section 1.               Purpose

Reformation Inc., a Delaware corporation (the “Company”), has adopted this Amended and Restated Reformation Inc. 2019 Stock Option Plan (the “Plan”) effective as of the date indicated in Section 9 hereof (the “Effective Date”). The purposes of the Plan are to encourage selected employees, non-employee directors and consultants of the Company or any Subsidiary to acquire a proprietary interest in the growth and performance of the Company and its Subsidiaries and to enhance the ability of the Company and its Subsidiaries to attract, retain and reward qualified individuals.

Section 2.               Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)            “Affiliate” shall have the meaning set forth in the Stockholders’ Agreement.

(b)            “Award” shall mean a grant of Options pursuant to the provisions of this Plan.

(c)            “Award Agreement” shall mean, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(d)            “Board” shall mean the Board of Directors of the Company.

(e)            “Cause” shall mean, as to each Participant (as determined by the Board in good faith): (i) the Participant’s commission or conviction of, or guilty plea or plea of nolo contendere to, any felony or other crime involving moral turpitude or fraud; (ii) any act of theft or embezzlement by the Participant against any member of the Company Group; (iii) any act or omission by the Participant constituting willful and material breach of a fiduciary obligation or any gross malfeasance, gross negligence or gross misconduct by the Participant relating to the business of any member of the Company Group; (iv) violation by the Participant of any material policy of any member of the Company Group (including any sexual harassment policy) that has been provided or made available to the Participant after notice and an opportunity to cure within 30 days after such notice, to the extent curable; (v) a material breach by the Participant of any non-competition, non-solicitation or confidentiality agreement with any member of the Company Group; or (vi) the Participant’s willful and continued failure to perform duties consistent with his or her positions as reasonably requested by the Board or such Participant’s supervisor after notice and an opportunity to cure within 30 days after such notice, to the extent curable.

(f)            “Change in Control” shall mean (i) the acquisition, directly or indirectly (whether by merger, consolidation, other business combination or otherwise), by any group of Persons (within the meaning of the Exchange Act) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of Shares as a result of which acquisition, or series of acquisitions, the Permira Stockholder beneficially owns less than 50% of the issued and outstanding Shares, (ii) a sale, license, lease, or other disposition of all or substantially all of the Company’s assets (including, the capital stock or assets of the Company’s Subsidiaries) or (iii) a sale of stock by the Permira Stockholder that results in the Permira Stockholder owning less than 50% of the issued and outstanding Shares; provided, however, that a “Change in Control” shall not include a merger effected exclusively for the purpose of changing the domicile of the Company or its Subsidiaries or creating a holding company structure or to implement any other organizational structure.

(g)            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)            “Committee” shall mean the Compensation Committee of the Board, unless otherwise specified by the Board, in which event the Committee shall be as specified by the Board, which Committee shall administer the Plan and perform the functions set forth herein. If there is no Compensation Committee and the Board does not specify otherwise, the Committee shall mean the Board.

(i)            “Company Group” shall have the meaning set forth in the Stockholders’ Agreement.

(j)            “Disability” means, with respect to any Participant who is a party to an employment agreement or similar arrangement with the Company or any Affiliate, “Disability” as such term may be defined in such employment agreement, or, if there is no such employment agreement or similar arrangement or if there is no definition of “Disability” set forth therein, then “Disability” shall mean that the Participant is unable, due to physical or mental incapacity, to perform his duties to the Company and its Affiliates for a period of either (x) 180 consecutive days or (y) 180 days in any 365 day period.

(k)            “Equity Securities” means any (i) capital stock of any class or series, (ii) options, warrants or other securities convertible into or exercisable or exchangeable for such capital stock, (iii) options, warrants or other securities convertible into or exercisable or exchangeable for such securities described in clause (ii), or (iv) any other rights to acquire, directly or indirectly, such capital stock.

(l)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)            “Fair Market Value” shall have the meaning set forth in the Stockholders’ Agreement.

(n)            “IPO” shall have the meaning set forth in the Stockholders’ Agreement.

(o)            “Marketable Securities” means Equity Securities (other than Equity Securities of the Company or of any entity in which securities are converted in connection with an IPO) that (i) are freely traded without restriction of volume or manner of sale under Rule 144 of the Securities Act, (ii) are listed on any of the New York Stock Exchange, Nasdaq Stock Market or another public exchange reasonably acceptable to the Company and (iii) have a sufficient daily trading volume, as determined by the Board in its reasonable discretion, to permit resales of such securities in such time period, volume and manner as the Board deems appropriate without a discount.

(p)            “Option” shall mean a non-qualified stock option granted under the Plan.

(q)            “Participant” shall mean an employee, non-employee director or consultant of the Company or any Subsidiary who has been granted an Award under the Plan.

(r)            “Permira Stockholder” shall have the meaning set forth in the Stockholders’ Agreement.

(s)            “Person” means any individual, firm, company, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

(t)            “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(u)            “Shares” shall mean the common stock of the Company, $.01 par value, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

(v)            “Stockholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by the Stockholders’ Agreement, so long as such Person shall “beneficially own” (as defined in Rule13d-3 of the Exchange Act) any securities of the Company.

(w)            “Stockholders’ Agreement” means the Stockholders’ Agreement dated as of August 26, 2019, by and among the Company, the Permira Stockholder and the various stockholders party thereto, as the same may be amended from time to time.

(x)            “Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar function at the time directly or indirectly owned by such Person.

Section 3.               Administration

(a)            Generally. The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company or any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any employee of the Company or any Subsidiary.

(b)            Powers. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by Awards; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares or other property, or canceled, forfeited, or suspended, and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (v) interpret and administer the Plan and any instruments or agreements relating to, or Awards granted under, the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

In the exercise of its discretion, the Committee is under no obligation to make uniform determinations and/or interpretations as to any issue relating to any Participant or group of Participants (whether or not such Participants are similarly situated). No member of the Committee, nor any Person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified, held harmless and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination made in good faith, to the extent permitted by applicable law and, in addition, to the extent provided in the Company’s certificate of incorporation and by-laws, as amended from time to time, or under any agreement between any such member and the Company. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee would be entitled to as a matter of law, contract or otherwise.

The acts by members holding a majority of the votes held by members of the Committee at any meeting shall be the acts of the Committee; provided, that, if at any time the Committee is the Board, the acts by members holding a majority the votes held by the members of the Board present at any meeting shall be the acts of the Committee.

Section 4.               Shares Available for Awards

(a)            Shares Available. Subject to adjustment as provided in Section 4(b):

(i)            Limitation on Number of Shares. The maximum aggregate number of Shares which may be issued pursuant to, or by reason of, Awards shall be 54,796.88. To the extent that an Award granted ceases to remain outstanding by reason of termination of rights granted thereunder or forfeiture, the Shares subject to such Award shall again become available for issuance under the Plan.

(ii)            Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b)            Adjustments. In the event that the Committee shall determine that any change in corporate capitalization, such as a stock split, a reverse stock split, an extraordinary dividend or other distribution of Shares, or a corporate transaction, such as a spin-off, recapitalization, merger, consolidation, reorganization, combination, reclassification, or partial or complete liquidation of the Company or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, proportionally adjust any or all of (i) the number and type of shares of stock or other securities or other equity interests which thereafter may be made the subject of Awards, (ii) the number and type of shares of stock or other securities or other equity interests subject to outstanding Awards, and (iii) the grant, purchase, or exercise price or any other terms of any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in exchange for cancellation of such Award or provide for the cancellation of outstanding Awards without payment (in cash or otherwise) in respect thereof. Notwithstanding the foregoing, any adjustments in connection with a Change in Control shall be governed by Section 4(c) and not this Section 4(b).

(c)            Change in Control. In the event of a Change in Control, the Committee may provide for (i) a reasonable period of time (but not less than 5 days) prior to the date of the consummation of the Change in Control for the holders of Options to exercise such Options in full (disregarding whether or not they were otherwise exercisable) and/or (ii) the cancellation of Options in exchange for payment (in cash and/or other substitute consideration) in respect of each Share covered by the Option (disregarding whether or not vested) in an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration, other than Marketable Securities, to be determined by the Committee in its good faith discretion) over the exercise price of such Option. The cancellation of Options in accordance with this Section 4(c) may be effected notwithstanding anything to the contrary contained in the Plan or in an Award Agreement, and if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option may be cancelled without any payment therefor.

Section 5.               Eligibility

In determining the individuals to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee shall take into account the nature of such individual’s duties and present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A Participant who has been granted an Award or Awards under the Plan may be granted an additional Award or Awards.

Section 6.               Options

The Committee is hereby authorized to grant Options to Participants upon the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan or Appendix A, with respect to Awards granted to California residents, as the Committee shall determine:

(a)            Exercise Price. The exercise price per Share purchasable under an Option shall not be less than the Fair Market Value of one Share at the time the Option is granted.

(b)            Option Term. The term of each Option shall be fixed by the Committee but shall not exceed ten (10) years from the date of grant.

(c)            Time and Method of Exercise. The Committee shall determine the time or times at which the right to exercise an Option may vest and become exercisable, and the method or methods by which, and the form or forms in which, payment of the option price with respect to exercises of such Option may be made or deemed to have been made, which may include cash or such other consideration as deemed appropriate by the Committee.

(d)            Limits on Transfer of Options. No Option and no right under any such Option, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution, and such Option, and each right under any such Option, shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. No Option and no right under any such Option, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. A guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 7.               Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)            Amendments to the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if such amendment would be required under any law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company may then be subject. None of the amendment, suspension or termination of the Plan shall, without the consent of the holder of such Award, adversely alter or impair any rights or obligations under any Award theretofore granted.

(b)            Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.               General Provisions

(a)            No Rights to Awards. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)            No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary, as applicable, may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(c)            Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(d)            Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

(e)            Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(f)            Tax Withholding. The Company and an applicable Subsidiary are authorized to withhold from any Award granted or any payment relating to an Award under the Plan, including from the exercise of an Option, the minimum amounts of taxes required by law to be withheld in connection with any transaction involving an Award (or such other rate that will not cause adverse accounting consequences for the Company or any of its Affiliates), and to take such other action as the Committee may deem advisable to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property or cash payments otherwise due to the Participant in respect thereof in satisfaction of a Participant’s tax obligations.

Section 9.               Effective Date of the Plan

The Plan will be effective as of the date of its adoption by the Board (the “Effective Date”).

Section 10.             Term of the Plan

The Plan shall continue until the earlier of (i) the termination of the Plan by the Board or (ii) the 10th anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond (and be exercisable after) such date of termination and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall also extend beyond such date of termination.

Section 11.             Section 409A

The Company intends that payments and benefits under this Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding any provision of the Plan or any Award Agreement, if at the time of termination of a Participant’s employment or service with the Company or an Affiliate, as applicable, such Participant is a “specified employee” (as defined in Section 409A of the Code) and any payments upon such termination under the Plan or in respect of such Award will result in additional tax or interest to such Participant under Section 409A of the Code, he or she will not be entitled to such payments until the earlier of (i) the date that is six months after such termination or (ii) any earlier date that does not result in any additional tax or interest to such Participant under Section 409A of the Code. The Company makes no representation that any or all of the payments described in the Plan or in any Award Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

APPENDIX A
PROVISIONS FOR CALIFORNIA RESIDENTS

With respect to Awards granted to California residents prior to a public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, and only to the extent required by applicable law, the following provisions shall apply notwithstanding anything in this Plan or an Award Agreement to the contrary:

1.            With respect to any Award granted in the form of a stock option pursuant to Section 6 of the Plan:

(a)            The exercise period shall be no more than 120 months from the date the option is granted.

(b)            The options shall be non-transferable other than by will, by the laws of descent and distribution or, if and to the extent permitted under the Award Agreement, to a revocable trust or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

(c)            Unless employment is terminated for “cause” as defined by applicable law, the terms of the Plan or Award Agreement, or a contract of employment, the right to exercise the option in the event of termination of employment, to the extent that the Award recipient is entitled to exercise on the date employment terminates, will continue until the earlier of the option expiration date, or:

(1)            At least 6 months from the date of termination if termination was caused by death or disability.

(2)            At least 30 days from the date of termination if termination was caused by other than death or disability.

2.            The Plan shall have a termination date of not more than 10 years from the date the Plan is adopted by the Board or the date the Plan is approved by the security holders, whichever is earlier.

3.            Security holders representing a majority of the Company’s outstanding securities entitled to vote must approve the Plan by the later of (a) 12 months after the date the Plan is adopted or (b) 12 months after the granting of any Award to a resident of California. Any option exercised or any securities purchased before security holder approval is obtained must be rescinded if security holder approval is not obtained within the period described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.

4.            In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s equity securities without the receipt of consideration by the Company, of or on the Shares, the number of shares covered by and the exercise price of such Awards will, without further action of the Board, be proportionally adjusted to reflect such event.

5.            This Appendix A is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan or Appendix which is inconsistent with Section 25102(o), including without limitation any provision of this Plan or Appendix that is more restrictive than would be permitted by Section 25102(o) as amended from time to time, shall, without further act or amendment by the Board, be reformed to comply with the provisions of Section 25102(o). If at any time the Board determines that the delivery of Shares or the granting of any Award under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal or state securities laws, the right to receive or exercise an Award or receive shares of Shares pursuant to an Award shall be suspended until the Board determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.